UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    December 15, 2006

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.		89119
Las Vegas, Nevada		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                             Entry into a Material Definitive Agreement.

On December 15, 2006, Bally Technologies, Inc. executed an amendment (the “Amendment”) to its senior loan agreement (the “Loan Agreement”) with Bank of America, N.A., as Administrative Agent under the Loan Agreement, effective as of December 14, 2006.  The Amendment, among other things, (i) extends the due date for the delivery of the Company’s audited financial statements for the fiscal year ending June 30, 2006 to March 15, 2007 and (ii) provides that the Company shall deliver its quarterly report on Form 10-Q for the Fiscal Quarter ending on March 31, 2006 no later than March 15, 2007.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements & Exhibits.

(d) Exhibits

10.1

Amendment No. 4 dated December 14, 2006 to Loan Agreement, dated as of September 3, 2003 among Bally Technologies, Inc. the various lenders named therein, Bank of America, N.A. as Administrative Agent, CIBC World Markets Corp., as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.
By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary
Dated: December 18, 2006